Exhibit 99.1

For Immediate Release

GLOBAL INFRASTRUCTURE PARTNERS TO ACQUIRE MEDALLION GATHERING & PROCESSING, LLC

NEW YORK, NY; IRVING, TX; HOUSTON, TX; TULSA, OK—October 2, 2017.  The Energy & Minerals Group (“EMG”), 51% owner, and Laredo Petroleum, Inc.  (NYSE: LPI) (“Laredo”), 49% owner, announced today that their affiliates have entered into a binding agreement to sell Medallion Gathering & Processing, LLC (“Medallion”) to an affiliate of Global Infrastructure Partners (“GIP”) for a cash purchase price of $1.825 billion (the “Base Consideration”) plus additional cash consideration that is linked to GIP’s realized profits at exit (the “Additional Consideration”).  GIP is a leading global, independent infrastructure investor that combines specialist industry experience and industrial best practice operational management to achieve superior risk-adjusted returns.  Funding of the Base Consideration is expected to occur on or before November 1, 2017 and includes $725 million of stapled debt financing provided by Jefferies LLC.  There can be no assurance as to when and whether the Additional Consideration will be funded.  All proceeds from the sale of Medallion, including both the Base Consideration and the Additional Consideration, will be distributed 51% to EMG and 49% to Laredo.

Medallion is the largest privately-held crude oil transportation system in the Midland Basin of West Texas, with over 800 miles of pipeline, approximately 670,000 dedicated acres and total areas of mutual interest approaching four million acres.  Medallion operates a newly-constructed crude oil gathering and transportation system that has been designed to support substantial volume growth and offers a differentiated service to a diverse mix of active, high quality producer customers by allowing them to access multiple Permian Basin long-haul takeaway pipelines and end-markets, providing them with flow assurance and enabling them to maximize realized pricing.  For these and other reasons, Medallion is widely regarded as the leading source of crude oil transportation in the Midland Basin.

Medallion will retain its name and operate as a GIP Portfolio Company headquartered in Irving, Texas.  The leadership team will remain in their current roles and are investing alongside GIP in this transaction.  EMG will continue to own Medallion Delaware Basin, LLC.  Both the Midland Basin and Delaware Basin systems will continue to be managed by the same leadership team.

“This transaction is an exciting and transformational moment in Medallion’s evolution,” said Medallion President and CEO Randy Lentz.  “Combining Medallion’s current team and best-in-class service with GIP’s financial strength and commitment to operational excellence will be the catalyst for further expansion of Medallion’s midstream infrastructure in the Permian Basin and ability to provide an even greater level of service to our producer customers.”

“Medallion’s success to date is largely attributable to the support of our financial partner EMG and our key producer partnership with Laredo.  The strength, knowledge and expertise of these two companies has been instrumental in Medallion’s ability to construct a new pipeline system from the ground up in four years and transform it into the largest privately held crude oil gathering system in the Midland Basin.”

“We congratulate Randy Lentz and the Medallion team for developing and commercializing a leading crude oil transportation business, and we value Laredo’s many years of partnership,” said John Raymond, CEO and majority owner of EMG.  “GIP is acquiring a tremendous business and affiliating itself with a talented team of energy executives and a dedicated, focused group of employees.  We also look forward to continuing our relationship with the Medallion team with respect to Medallion Delaware Basin, LLC and its activities in the Delaware Basin.”

Adebayo Ogunlesi, Chairman and Managing Partner of GIP, said: “This acquisition underscores GIP’s long term partnership approach and strategy of investing in superior quality platforms that deliver the highest level of customer service. Our extensive experience as an energy infrastructure investor, access to significant capital and operational expertise make GIP uniquely well qualified to acquire Medallion and to build upon the strong foundation started with Randy Lentz, EMG and Laredo. We are pleased to partner with management to support Medallion as it continues to serve its customers’ rapidly growing needs.”

The Energy & Minerals Group

EMG is the management company for a series of specialized private equity funds.  The firm was founded by John Raymond (majority owner and CEO) and John Calvert in 2006.  EMG focuses on investing across various facets of the global natural resource industry including the upstream and midstream segments of the energy complex.  EMG has approximately $15.8 billion of regulatory assets under management and approximately $10.4 billion in commitments have been allocated across the energy sector since inception.

Laredo Petroleum, Inc.

Laredo is an independent energy company with headquarters in Tulsa, Oklahoma.  Laredo’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties and the gathering of oil and liquids-rich natural gas from such properties, primarily in the Permian Basin of West Texas.

Global Infrastructure Partners

GIP is an independent infrastructure fund manager that combines deep industry expertise with industrial best practice operational management.  GIP’s current equity fund, Global Infrastructure Partners III, makes equity investments in high quality infrastructure assets in the energy, transport and water/waste sectors where GIP possesses deep experience and strong relationships.

Advisors

Jefferies LLC and Wells Fargo Securities, LLC acted as Medallion’s financial advisors in connection with the transaction.  Jefferies was the sole provider of the committed debt financing.  Locke Lord LLP acted as legal counsel to Medallion, Akin Gump Strauss Hauer & Feld LLP acted as legal counsel to Laredo and White & Case LLP acted as legal counsel to GIP.

Forward-Looking Statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future, including, but not limited to, the potential closing of the transaction described herein, are forward-looking statements.  The forward-looking statements are based on Laredo management’s current belief, based on currently available information, as to the outcome and timing of future events.

General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2016, and those set forth from time to time in other filings with the Securities Exchange Commission (“SEC”).  These documents are available through Laredo’s website at www.laredopetro.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov.  Any of these factors could cause Laredo’s actual results and plans to differ materially from those in the forward-looking statements.  Therefore, Laredo can give no assurance that its future results will be as estimated.  Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

Global Infrastructure Partners Media Contact

Jack Cowell

jack.cowell@global-infra.com

+1 212 315-8133

Laredo Media Contact

Ron Hagood

rhagood@laredopetro.com

+1 918 858-5504

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